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                                                        EXHIBIT NO. 99.1(d)


                    MASSACHUSETTS INVESTORS GROWTH STOCK FUND


                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST


                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


      Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 18, 1995 (the "Declaration") of Massachusetts Investors Growth Stock Fund, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby create an additional class of Shares, (as defined in the Declaration), such series to have the following special and relative rights:


      1.    The additional class of shares is designated "Class C Shares";

      2. Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

      3. The purchase price of Class C Shares, the method of determination of the net asset value of Class C Shares, the price, terms and manner of redemption of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

      4. Class C Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and

      5. A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

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    IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 28th day of October, 1997 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.


A. KEITH BRODKIN                          CHARLES W. SCHMIDT
--------------------------------------    --------------------------------------
A. Keith Brodkin                          Charles W. Schmidt
76 Farm Road                              63 Claypit Hill Road
Sherborn, MA  01770                       Wayland, MA  01778


RICHARD B. BAILEY
--------------------------------------    --------------------------------------
Richard B. Bailey                         Arnold D. Scott
63 Atlantic Avenue                        20 Rowes Wharf
Boston, MA  02110                         Boston, MA  02110


PETER G. HARWOOD
--------------------------------------    --------------------------------------
Peter G. Harwood                          Jeffrey L. Shames
211 Lindsay Pond Road                     38 Lake Avenue
Concord, MA  01742                        Newton, MA  02159


J. ATWOOD IVES
--------------------------------------    --------------------------------------
J. Atwood Ives                            Elaine R. Smith
1 Bennington Road                         75 Scotch Pine Road
Lexington, MA  02173                      Weston, MA  02193


LAWRENCE T. PERERA                        DAVID B. STONE
--------------------------------------    --------------------------------------
Lawrence T. Perera                        David B. Stone
18 Marlborough Street                     282 Beacon Street
Boston, MA  02116                         Boston, MA  02116


WILLIAM J. POORVU
--------------------------------------
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138